SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT

                     Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 19


    Date of Report (date of earliest event reported): February 13, 1998

                         CODED COMMUNICATIONS CORPORATION
              (Exact name of registrant as specified in its charter)



         Delaware                0-17574                    33-0580412
(State or other           (Commission File No.)     (IRS Employer
 jurisdiction of  incorporation)                     Identification No.)





1939 Palomar Oaks Way          Carlsbad, California               92009
            (Address of principal  executive offices)   (Zip Code)


Registrant's telephone number, including area code:    (619) 431-1945










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     Item 5.  Other Events

      On February 13, 1998. Mr. Gary Luick, a director of the Registrant, was removed from the Registrant's board of directors by the written consent action of the Registrant's majority shareholder. On February 17, 1998, Mr. Luick resigned as the Registrant's chief executive officer and president.

     On February 13, 1998, John Wiggins, the Registrant's chief operating officer, was named to the Registrant's board of directors. Mr. Wiggins has served in various management positions with the Registrant since 1994.

     Effective February 17, 1998, Mr. Hugo Camou, the Registrant's chairman of the board of directors, was named chief executive officer. Mr. Camou also continues as the Registrant's chairman of the board. In addition, John Wiggins assumed additional responsibilities as the Registrant's president and Mr. Fernando Pliego was named as the Registrant's executive vice president finance. Mr. Pliego served as a director of the Registrant from September 1996 through May 1997.


                          SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



February 25, 1998              CODED COMMUNICATION CORPORATION
       Date                             Registrant


                               By:/s/  Steven Borgardt
                                       Steven Borgardt
                                       Vice President Finance












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